Exhibit 12.2 CERTIFICATION I, Elizabeth González Garduño, certify that: 1. I have reviewed this annual report on Form 20-F of Petróleos Mexicanos (the “Company”); and 2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report. Date: July 13, 2026 By: /s/ Elizabeth González Garduño Name: Elizabeth González Garduño Title: Chief Financial Officer